Exhibit 99.1

Contact:
J. Marc Lewis, Vice President-Investor Relations 305-406-1815 305-406-1886 fax marc.lewis@mastec.com	800 S. Douglas Road, 12th Floor Coral Gables, Florida 33134 Tel: 305-599-1800 Fax: 305-406-1960 www.mastec.com

For Immediate Release

MasTec Announces Preliminary First Quarter Results

•	Q1 Revenue of $1.0 Billion
•	Q1 Continuing Operations Adjusted EBITDA of $63 Million
•	Q1 Continuing Operations Adjusted Diluted EPS of $0.07
•	Oil and Gas Segment Backlog Increases to Record $870 million
•	Company Completes $100 Million Stock Repurchase Program

Coral Gables, FL (May 11, 2015) — MasTec, Inc. (NYSE: MTZ) today announced preliminary first quarter 2015 financial results. First quarter revenue increased 4.0% to $1.0 billion from $964 million in the prior year, driven by increases in the Power Generation and Industrial segment, the Electrical Transmission segment and the Communications segment, partially offset by the expected decrease in the Oil and Gas segment. First quarter 2015 net loss from continuing operations was $6.9 million, or $0.08 per diluted share, compared to net income from continuing operations of $16.2 million, or $0.19 per diluted share, for the first quarter of 2014. First quarter 2015 results include approximately $0.12 per diluted share for non-operating and non-core charges not included in prior year results, comprising WesTower acquisition integration costs, Audit Committee investigation related costs and a project loss related to a non-controlled joint venture. First quarter results also include approximately $0.12 per diluted share in losses related to a Canadian wind farm project.

First quarter 2015 adjusted net income from continuing operations, a non-GAAP measure, was $5.6 million compared to $18.2 million in 2014. First quarter 2015 continuing operations adjusted diluted earnings per share, a non-GAAP measure, was $0.07, compared to $0.21 last year. First quarter 2015 continuing operations adjusted EBITDA, also a non-GAAP measure, was $63 million compared to $75 million in 2014. Included in first quarter 2015 continuing operations adjusted EBITDA is approximately $16 million in losses related to a Canadian wind farm project.

Adjusted net income from continuing operations, continuing operations adjusted diluted earnings per share and continuing operations adjusted EBITDA, all non-GAAP measures, exclude the impact of discontinued operations, WesTower acquisition integration costs, Audit Committee investigation related costs, project losses related to a non-controlled joint venture and non-cash stock based compensation. Reconciliations of these and other non-GAAP measures to GAAP-reported measures are attached.

Jose R. Mas, MasTec’s Chief Executive Officer, commented, “We had a difficult start to 2015. Results in the quarter were negatively impacted by adverse weather, a weaker Canadian dollar, the impact of lower commodity prices and a very difficult Canadian wind farm project. Despite these challenges for 2015, we are very encouraged about our growth prospects for 2016 and beyond. We are seeing increasing opportunities in oil and gas, fiber deployment, electrical transmission, customer fulfillment, and in the deployment of wireless networks. In fact, while our Oil and Gas backlog is at record levels, we expect this segment’s backlog to more than double over the next few quarters.”

George Pita, MasTec’s Executive Vice President and CFO, added, “We experienced strong cash flow from operations of $117 million during the first quarter of 2015, an increase of approximately $138 million compared to last year. This strong cash flow allowed us to substantially complete our $100 million share repurchase program during the quarter, with no significant change in our overall leverage levels. We continue to expect strong cash flow from operations during 2015 and have ample financial resources and liquidity to manage our operations and pursue growth opportunities in the markets we serve.”

During the first quarter of 2015, the Company repurchased approximately 4.7 million shares of its common stock in the open market at a cost of approximately $91 million. In April 2015, the Company completed its $100 million stock repurchase plan, with approximately 5.2 million total shares repurchased under the plan.

As previously disclosed, the independent accounting investigation by the Audit Committee of the Company’s Board of Directors (the “Investigation”) has delayed the filing of MasTec’s 2014 Annual Report on Form 10-K, and will also delay the filing of the Company’s 2015 first quarter report on Form 10-Q. The Audit Committee is working diligently to complete the Investigation, in order to permit the filing of the Company’s 2014 Form 10-K and 2015 first quarter Form 10-Q as soon as possible. Because the Investigation has not been completed and no conclusions have been reached, the Company cannot provide further commentary regarding the status, expected timing or outcome of this matter. In addition, all financial results described in this press release should be considered preliminary. The preliminary information has been prepared by the Company’s management and has not undergone the complete review by the Company’s outside auditors that is customary for the release of interim results. The preliminary information represents the Company’s good faith belief as to the Company’s results for the periods presented, but it is pending any impact from the Investigation and investors are cautioned that such information is neither final nor complete and should not be relied on as such.

The Company is updating full year 2015 guidance and providing second quarter 2015 guidance. The Company currently estimates fiscal year 2015 revenue of approximately $4.4 billion. 2015 continuing operations adjusted EBITDA, a non-GAAP measure, is estimated at approximately $425 million, with continuing operations adjusted diluted earnings per share, also a non-GAAP measure, estimated at $1.45.

Additionally, for the second quarter of 2015, the Company expects revenue of approximately $1.0 billion. Second quarter 2015 continuing operations adjusted EBITDA, a non-GAAP measure, is estimated at $94 to $99 million with continuing operations adjusted diluted earnings per share, a non-GAAP measure, estimated at $0.27 to $0.30.

Management will hold a conference call to discuss these results on Tuesday, May 12, 2015, at 9:00 a.m. Eastern time. The call-in number for the conference call is (913) 312-0642 and the replay number is (719) 457-0820, with a pass code of 7971999. The replay will run for 30 days. Additionally, the call will be broadcast live over the Internet and can be accessed and replayed through the investor relations section of the Company’s website at www.mastec.com.

Summary financial statements for the quarters are as follows:

Preliminary Condensed Unaudited Consolidated Statements of Operations

(In thousands, except per share amounts)

	For the Three Months Ended March 31,
	2015	2014
Revenue	$1,002,421	$964,029
Costs of revenue, excluding depreciation and amortization	886,414	841,054
Depreciation and amortization	42,598	33,494
General and administrative expenses	74,030	53,327
Interest expense, net	10,973	12,003
Other income, net	(8)	(1,955)

(Loss) income from continuing operations before income taxes	$(11,586)	$26,106
Benefit from (provision for) income taxes	4,699	(9,916)

Net (loss) income from continuing operations	$(6,887)	$16,190
Discontinued operations:
Net loss from discontinued operations	$—	$(122)

Net (loss) income	$(6,887)	$16,068

Net (loss) income attributable to non-controlling interests	(125)	45

Net (loss) income attributable to MasTec, Inc.	$(6,762)	$16,023

Earnings per share:
Basic (loss) earnings per share:
Continuing operations	$(0.08)	$0.21
Discontinued operations	—	(0.00)

Total basic (loss) earnings per share	$(0.08)	$0.21

Basic weighted average common shares outstanding	82,397	77,345

Diluted (loss) earnings per share:
Continuing operations	$(0.08)	$0.19
Discontinued operations	—	(0.00)

Total diluted (loss) earnings per share	$(0.08)	$0.19

Diluted weighted average common shares outstanding	82,397	86,622

Preliminary Condensed Unaudited Consolidated Balance Sheets

(In thousands)

	March 31, 2015	December 31, 2014
Assets
Current assets	$1,386,493	$1,551,901
Property and equipment, net	604,593	620,306
Goodwill and other intangibles, net	1,288,657	1,313,330
Other long-term assets	78,298	76,271

Total assets	$3,358,041	$3,561,808

Liabilities and Equity
Current liabilities, including discontinued operations	$883,446	$976,106
Acquisition-related contingent consideration, net of current portion	99,516	103,515
Long-term debt	1,078,019	1,061,159
Long-term deferred tax liabilities, net	192,755	204,816
Other long-term liabilities	71,595	68,407
Equity	1,032,710	1,147,805

Total liabilities and equity	$3,358,041	$3,561,808

Preliminary Condensed Unaudited Consolidated Statements of Cash Flows

(In thousands)

	For the Three Months Ended March 31,
	2015	2014
Net cash provided by (used in) operating activities	$117,257	$(20,394)
Net cash used in investing activities	(48,622)	(57,110)
Net cash (used in) provided by financing activities	(62,830)	64,314
Net effect of currency translation on cash	(1,173)	(476)

Net increase (decrease) in cash and cash equivalents	4,632	(13,666)

Cash and cash equivalents - beginning of period	24,059	22,927

Cash and cash equivalents - end of period	$28,691	$9,261

Preliminary Reconciliation of Non-GAAP Disclosures and Supplemental Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	For the Three Months Ended March 31,
Segment Information	2015	2014

Revenue by Reportable Segment
Communications	$469.4	$447.1
Oil and Gas	327.5	379.8
Electrical Transmission	114.9	80.1
Power Generation and Industrial	84.3	54.2
Other	6.6	2.8
Eliminations	(0.3)	0.0

Consolidated revenue	$1,002.4	$964.0

	For the Three Months Ended March 31,
EBITDA by Reportable Segment – Continuing Operations	2015	2014
Communications (a)	$51.2	$43.4
Oil and Gas	22.3	34.9
Electrical Transmission	(3.6)	3.5
Power Generation and Industrial	(8.9)	0.5
Other (b)	(5.1)	0.2
Corporate (c)	(13.9)	(10.9)

EBITDA – continuing operations	$42.0	$71.6

Non-cash stock-based compensation expense	3.6	3.3
Acquisition integration costs	8.8	—
Audit Committee investigation related costs	3.0	—
Losses on non-controlled joint venture	5.5	—

Adjusted EBITDA – continuing operations	$62.9	$74.9

	For the Three Months Ended March 31,
EBITDA Margin by Reportable Segment – Continuing Operations	2015	2014
Communications (a)	10.9%	9.7%
Oil and Gas	6.8%	9.2%
Electrical Transmission	(3.1)%	4.4%
Power Generation and Industrial	(10.5)%	0.9%
Other (b)	(77.8)%	5.8%
Corporate	NA	NA

EBITDA margin – continuing operations	4.2%	7.4%

Non-cash stock-based compensation expense	0.4%	0.3%
Acquisition integration costs	0.9%	—
Audit Committee investigation related costs	0.3%	—
Losses on non-controlled joint venture	0.5%	—

Adjusted EBITDA margin – continuing operations	6.3%	7.8%

(a)	Included in EBITDA for the Communications segment for the first quarter of 2015 is the impact of $8.8 million in the acquisition integration costs related to WesTower.
(b)	Included in EBITDA for the Other segment for the first quarter of 2015 is the impact of a $5.5 million loss on a non-controlled joint venture.
(c)	Included in EBITDA for the Corporate segment for the first quarter of 2015 is the impact of $3.0 million of Audit Committee investigation costs. Non-cash stock based compensation is also included in the Corporate segment for the first quarter of 2015 and 2014.

Preliminary Reconciliation of Non-GAAP Disclosures and Supplemental Disclosures – Unaudited

(In millions, except for percentages and per share amounts)

	For the Three Months Ended March 31, 2015		For the Three Months Ended March 31, 2014
	Total	Percent of Revenue	Total	Percent of Revenue
EBITDA and Adjusted EBITDA Reconciliation – Continuing Operations
Net (loss) income from continuing operations	$(6.9)	(0.7)%	$16.2	1.7%
Interest expense, net	11.0	1.1%	12.0	1.2%
(Benefit from) provision for income taxes	(4.7)	(0.5)%	9.9	1.0%
Depreciation and amortization	42.6	4.2%	33.5	3.5%

EBITDA – continuing operations	$42.0	4.2%	$71.6	7.4%
Non-cash stock-based compensation expense	3.6	0.4%	3.3	0.3%
Acquisition integration costs	8.8	0.9%	—	—
Audit Committee investigation related costs	3.0	0.3%	—	—
Losses on non-controlled joint venture	5.5	0.5%	—	—

Adjusted EBITDA – continuing operations	$62.9	6.3%	$74.9	7.8%

	For the Three Months Ended March 31,		For the Three Months Ended March 31,
	2015		2014
Adjusted Net Income Reconciliation
Net (loss) income from continuing operations	$(6.9)		$16.2
Non-cash stock-based compensation expense, net of tax	2.1		2.0
Acquisition integration costs, net of tax	5.3		—
Audit Committee investigation related costs, net of tax	1.8		—
Losses on non-controlled joint venture, net of tax	3.3		—

Adjusted net income from continuing operations	$5.6		$18.2
Loss from discontinued operations, net of tax	(0.0)		(0.1)

Adjusted net income	$5.6		$18.1

	For the Three Months Ended March 31,		For the Three Months Ended March 31,
	2015		2014
Adjusted Diluted EPS Reconciliation (a)
Diluted (loss) earnings per share – continuing operations	$(0.08)		$0.19
Non-cash stock-based compensation expense, net of tax	0.03		0.02
Acquisition integration costs, net of tax	0.06		—
Audit Committee investigation related costs, net of tax	0.02		—
Losses on non-controlled joint venture, net of tax	0.04		—

Adjusted diluted earnings per share – continuing operations	$0.07		$0.21
Diluted loss per share – discontinued operations	(0.00)		(0.00)

Adjusted diluted earnings per share	$0.07		$0.21

(a)	For the three months ended March 31, 2015, because the reported loss from continuing operations is income on an adjusted basis, we included an additional 0.5 million weighted average shares to calculate adjusted diluted earnings per share.

Preliminary Reconciliation of Non-GAAP Disclosures and Supplemental Disclosures – Unaudited

(In millions, except for percentages and per share amounts)

Guidance for the Three Months Ended June 30,
2015 Est.
EBITDA and Adjusted EBITDA Reconciliation – Continuing Operations
Net income from continuing operations	$13 – 16
Interest expense, net	13
Provision for income taxes	9 – 11
Depreciation and amortization	45

EBITDA – continuing operations	$81 – 86
Non-cash stock-based compensation expense	3
Acquisition integration costs	5
Audit Committee investigation related costs	5
Losses on non-controlled joint venture	—

Adjusted EBITDA – continuing operations	$94 – 99

EBITDA and Adjusted EBITDA Margin Reconciliation – Continuing Operations
Net income from continuing operations	1.3% - 1.6%
Interest expense, net	1.2%
Provision for income taxes	0.9% – 1.1%
Depreciation and amortization	4.4%

EBITDA margin – continuing operations	7.9% – 8.3%
Non-cash stock-based compensation expense	0.3%
Acquisition integration costs	0.5%
Audit Committee investigation related costs	0.5%
Losses on non-controlled joint venture	—

Adjusted EBITDA margin – continuing operations	9.1% – 9.6%

Guidance for the Three Months Ended June 30,
2015 Est.
Adjusted Net Income from Continuing Operations and Adjusted Diluted EPS – Continuing Operations Reconciliation
Adjusted Net Income from Continuing Operations Reconciliation
Net income from continuing operations	$13 – 16
Non-cash stock-based compensation expense, net of tax	2
Acquisition integration costs, net of tax	3
Audit Committee investigation related costs, net of tax	3
Losses on non-controlled joint venture, net of tax	—

Adjusted net income from continuing operations	$21 – 24

Guidance for the Three Months Ended June 30,
2015 Est.
Adjusted Diluted EPS Reconciliation – Continuing Operations
Diluted earnings per share – continuing operations	$0.17 – 0.20
Non-cash stock-based compensation expense, net of tax	0.02
Acquisition integration costs, net of tax	0.04
Audit Committee investigation related costs, net of tax	0.04
Losses on non-controlled joint venture, net of tax	—

Adjusted diluted earnings per share – continuing operations	$0.27 – 0.30

Preliminary Reconciliation of Non-GAAP Disclosures and Supplemental Disclosures – Unaudited

(In millions, except for percentages and per share amounts)

	Guidance for the Year Ended December 31,	For the Year Ended December 31,	For the Year Ended December 31,
	2015 Est.	2014	2013
EBITDA and Adjusted EBITDA Reconciliation – Continuing Operations
Net income from continuing operations	$93	$121.9	$147.7
Interest expense, net	49	50.8	46.4
Provision for income taxes	65	76.3	92.5
Depreciation and amortization	178	154.5	140.9

EBITDA – continuing operations	$384	$403.4	$427.6
Non-cash stock-based compensation expense	13	15.9	12.9
Acquisition integration costs	15	5.3	—
Audit Committee investigation related costs	8	—	—
Losses on non-controlled joint venture	6	—	—
Loss on extinguishment of debt	—	—	5.6
Sintel legal settlement charge	—	—	2.8

Adjusted EBITDA – continuing operations	$425	$424.6	$448.9

EBITDA and Adjusted EBITDA Margin Reconciliation – Continuing Operations
Net income from continuing operations	2.1%	2.6%	3.4%
Interest expense, net	1.1%	1.1%	1.1%
Provision for income taxes	1.5%	1.7%	2.1%
Depreciation and amortization	4.0%	3.3%	3.3%

EBITDA margin- continuing operations	8.7%	8.7%	9.9%
Non-cash stock-based compensation expense	0.3%	0.3%	0.3%
Acquisition integration costs	0.3%	0.1%	—
Audit Committee investigation related costs	0.2%	—	—
Losses on non-controlled joint venture	0.1%	—	—
Loss on extinguishment of debt	—	—	0.1%
Sintel legal settlement charge	—	—	0.1%

Adjusted EBITDA margin – continuing operations	9.7%	9.2%	10.4%

	Guidance for the Year Ended December 31,	For the Year Ended December 31,	For the Year Ended December 31,
	2015 Est.	2014	2013
Adjusted Net Income from Continuing Operations and Adjusted Diluted EPS – Continuing Operations Reconciliations
Adjusted Net Income from Continuing Operations Reconciliation
Net income from continuing operations	$93	$121.9	$147.7
Non-cash stock-based compensation expense, net of tax	8	9.8	8.0
Acquisition integration costs, net of tax	9	3.2	—
Audit Committee investigation related costs, net of tax	5	—	—
Losses on non-controlled joint venture, net of tax	3	—	—
Loss on extinguishment of debt, net of tax	—	—	3.5
Sintel legal settlement charge, net of tax	—	—	1.7

Adjusted net income from continuing operations	$117	$134.9	$160.8

	Guidance for the Year Ended December 31,	For the Year Ended December 31,	For the Year Ended December 31,
	2015 Est.	2014	2013
Adjusted Diluted EPS Reconciliation – Continuing Operations
Diluted earnings per share – continuing operations	$1.15	$1.42	$1.74
Non-cash stock-based compensation expense, net of tax	0.09	0.11	0.09
Acquisition integration costs, net of tax	0.11	0.04	—
Audit Committee investigation related costs, net of tax	0.06	—	—
Losses on non-controlled joint venture, net of tax	0.04	—	—
Loss on extinguishment of debt, net of tax	—	—	0.04
Sintel legal settlement charge, net of tax	—	—	0.02

Adjusted diluted earnings per share – continuing operations	$1.45	$1.57	$1.90

Preliminary Reconciliation of Non-GAAP Disclosures and Supplemental Disclosures – Unaudited

(In millions, except for percentages and per share amounts)

Reportable Segment Backlog:	March 31, 2015	December 31, 2014	March 31, 2014
Communications	$2,862	$2,965	$3,000
Oil and Gas	870	778	605
Electrical Transmission	214	294	394
Power Generation and Industrial	261	298	202
Other	5	10	17

Estimated 18-month backlog	$4,212	$4,345	$4,218

Tables may contain differences due to rounding.

MasTec, Inc. is a leading infrastructure construction company operating mainly throughout North America across a range of industries. The Company’s primary activities include the engineering, building, installation, maintenance and upgrade of energy, utility and communications infrastructure, such as: electrical utility transmission and distribution; natural gas and petroleum pipeline infrastructure; wireless, wireline and satellite communications; power generation, including renewable energy infrastructure; and industrial infrastructure. MasTec’s customers are primarily in these industries. The Company’s corporate website is located at www.mastec.com. The Company’s website should be considered as a recognized channel of distribution, and the Company may periodically post important, or supplemental, information regarding contracts, awards or other related news on the Presentations/Webcasts page in the Investors section therein. Jose Mas, CEO of MasTec, has led the Company since April of 2007.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to a number of risks, uncertainties, and assumptions, including market conditions, technological developments and regulatory changes that affect us or our customers’ industries, activity in the oil and gas, utility and power generation industries and the impact on our customers’ expenditure levels caused by fluctuations in prices of oil, natural gas, electricity and other energy sources, the effect on demand for our services of changes in the amount of capital expenditures by our customers, economic conditions, the availability and cost of financing and customer consolidation in the industries we serve, the highly competitive nature of our industry, our ability to accurately estimate the costs associated with our fixed price and other contracts, including any material changes in estimates for completion of projects, our ability to manage projects effectively and in accordance with our estimates, the timing and extent of fluctuations in geographic, weather and operational factors affecting our customers, projects and the industries in which we operate, the ability of our customers, including our largest customers, to terminate or reduce the amount of work, or in some cases, the prices paid for services on short or no notice under our contracts, our dependence on a limited number of customers as well as any impact of potential consolidation of those customers, customer disputes related to our performance of services, any material changes in estimates for legal costs or case settlements or adverse determinations on any claim, lawsuit or proceeding, disputes with, or failures of, our subcontractors to deliver agreed-upon supplies or services in a timely fashion, our ability to replace non-recurring projects with new projects, the adequacy of our insurance, legal and other reserves and allowances for doubtful accounts, risks related to acquisitions and joint ventures, risks associated with operating in or expanding into additional international markets, risks from failure to comply with laws applicable to our foreign activities, fluctuations in foreign currencies, the outcome of our plans for future operations, growth and services, including business development efforts, backlog, acquisitions and dispositions, our ability to maintain a workforce based upon current and anticipated workloads, our ability to attract and retain qualified personnel, key management and skilled employees, including from acquired businesses, and our ability to enforce any noncompetition agreements, our ability to identify suitable acquisition or strategic investment opportunities, to integrate acquired businesses within expected timeframes and to achieve the revenue, cost savings and earnings levels from such acquisitions at or above the levels projected, any exposure resulting from system or information technology interruptions or data security breaches, the impact of U.S. federal, local or state tax legislation and other regulations affecting renewable energy, electricity prices, electrical transmission, oil and gas production, wireless, wireline/fiber and related projects and expenditures, the effect of state and federal regulatory initiatives, including costs of compliance with existing and future safety and environmental requirements, fluctuations in fuel, maintenance, materials, labor and other costs, the impact of being required to pay our subcontractors even if our customers do not pay us, risks associated with potential environmental issues and other hazards from our operations, the impact of any unionized workforce on our operations, including labor availability, productivity and relations, liabilities associated with multi-employer pension plans for our operations that employ unionized workers, including underfunding and withdrawal liabilities, restrictions imposed by our credit facility, senior notes and any future loans or securities, our ability to obtain performance and surety bonds, a small number of our existing shareholders have the ability to influence major corporate decisions, any dilution or stock price volatility that shareholders may experience in connection with shares we may issue as consideration for earn-out obligations or as purchase consideration in connection with past or future acquisitions, or as a result of other stock issuances, uncertainties related to the previously disclosed independent internal investigation regarding certain accounting matters being conducted by the Audit Committee of the Company’s Board of Directors, including, without limitation: the time needed to complete the investigation; whether the investigation will lead to the discovery of accounting errors; whether the investigation will require changes or corrections to previously reported financial information; whether the investigation will discover any material weakness in internal control over financial reporting or discover other adverse facts; unanticipated material issues that could delay the completion of the investigation or the release and filing of the Company’s financial results and periodic financial reports; and possible regulatory action or private party litigation and other factors, many of which are beyond our control. We do not undertake any obligation to update forward-looking statements.